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                                                                     Exhibit 2.3



                              December 10, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Merger dated as of October 30, 1996, (the "ARI Acquisition Agreement"), among The Registry, Inc. (the "Company"), ARI Acquisition Corp., a wholly-owned subsidiary of the registrant, and Application Resources, Inc. and the Agreement and Plan of Merger dated as of November 26, 1996, (the "SCR Acquisition Agreement"), among the Company, SCR Acquisition Corp., a wholly-owned subsidiary of the registrant, and Shamrock Computer Resources, Ltd., each of which is an exhibit to the Company's Current Report on Form 8-K (the "Current Report") filed today with the Securities and Exchange Commission (the "Commission"). The Company hereby agrees to furnish supplementary to the Commission, upon request, a copy of any annex, schedule or exhibit to the ARI Acquisition Agreement or SCR Acquisition Agreement, respectively, omitted from the copies of such agreements filed as exhibits to the Current Report.

                              Very truly yours,

                              THE REGISTRY, INC.


                              By:   /s/ Robert E. Foley
                                 ------------------------------------------
                                    Robert E. Foley
                                    Chief Financial Officer and Treasurer